[KPMG Letterhead]

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of
Tributary Funds:

We consent to the use of our report dated May 24, 2010 for the Tributary Funds (formerly, the First Focus Funds), incorporated by reference herein, and to the references to our firm under the headings "Tributary Funds Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio
July 29, 2010